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                     [LETTERHEAD OF CROWE, CHIZEK & COMPANY LLP]






The Board of Directors
UnionBancorp, Inc.


We consent to the incorporation by reference of our report included herein, dated February 6, 1998, relating to the consolidated financial statements of UnionBancorp, Inc. (the "Company") as of December 31, 1997 and for the year then ended in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on November 18, 1996.



                                        Crowe, Chizek and Company LLP



Oak Brook, Illinois
March 31, 1998